Exhibit 1.1

APOLLO GLOBAL MANAGEMENT, INC.

$750,000,000

5.700% Senior Notes due 2036

UNDERWRITING AGREEMENT

March 25, 2026

BofA Securities, Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

As Representatives of the Underwriters

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Apollo Global Management, Inc., a Delaware corporation (the “Issuer”) proposes to issue and sell to the several parties named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $750,000,000 principal amount of its 5.700% Senior Notes due 2036 (the “Notes”). The Notes will be guaranteed on a senior unsecured basis (the “Guarantees” and together with the Notes, the “Securities”) by Apollo Asset Management, Inc., a Delaware corporation, Apollo Principal Holdings A, L.P., a Delaware limited partnership, Apollo Principal Holdings B, L.P., a Delaware limited partnership, Apollo Principal Holdings C, L.P., a Delaware limited partnership, AMH Holdings (Delaware), L.P., a Delaware limited partnership and Apollo Management Holdings, L.P., a Delaware limited partnership (together, the “Guarantors”).

The Securities are to be issued under an indenture, to be dated as of the Closing Date (as defined below) (the “Indenture”), among the Issuer, the Guarantors and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Issuer has prepared and filed with the Commission an automatic shelf registration statement on Form S-3 (File No. 333-271275) covering the public offering and sale of certain securities, including the Securities, under the Act, which automatic shelf registration statement became effective under Rule 462(e). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or

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deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B, is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, are collectively referred to herein as a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Issuer will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be, prior to the Execution Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include the filing of any document under the Exchange Act, incorporated or deemed to be incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, at or after the Execution Time. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 25 hereof.

1. Representations and Warranties. Each of the Apollo Parties jointly and severally represents and warrants to and agrees with each of the Underwriters that:

(a) The Issuer meets the requirements for use of Form S-3 under the Act. The Registration Statement, including the Base Prospectus contained therein, is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Issuer on such automatic shelf registration statement. Such Registration Statement and any post-effective amendment thereto has become effective under the Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Issuer’s knowledge, contemplated. The Issuer has complied with each request (if any) from the Commission for additional information.

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Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), complied in all material respects with the requirements of the Act. Each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Act and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

(b) Neither the Registration Statement nor any amendment thereto, at its effective time or on the Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Disclosure Package did not include, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), or on the Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection 1(b) shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information so furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(c) No Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Issuer or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c)) has

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been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Act provided by Rule 163. The Issuer (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to, and the Issuer will not prepare, make, use, authorize, approve or refer to, any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Registration Statement, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) any Issuer Free Writing Prospectus and (v) any electronic road show or other written communications, in each case used in accordance with Section 5(m).

(d) (i) At the original effectiveness of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Apollo Parties or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, and (iv) as of the Applicable Time, the Issuer was and is a “well-known seasoned issuer” (as defined in Rule 405).

(e) At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and at the date hereof, the Issuer was not and is not an “ineligible issuer,” as defined in Rule 405.

(f) The Issuer is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(g) Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, none of the Apollo Entities has sustained any material loss or interference with its business, there have been no transactions entered into by any of the Apollo Entities, other than those in the ordinary course of business, which are material with respect to the Apollo Entities taken as a whole and there has not been any change in the capital stock, other than any change pursuant to the Issuer’s share repurchase program, or long term debt of the Issuer or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, net assets or results of operations of the Apollo Entities, taken as a whole, or the Issuer (each such change or development, a “Material Adverse Effect”).

(h) Each of the Apollo Entities (i) has good and marketable title to all personal property owned by it, in each case free and clear of all pledges, liens, security interests, claims, restrictions or encumbrances except such as are described in the Registration Statement, the Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Apollo Entities; and (ii) any real property and buildings held under lease by the Apollo Entities are held by them under valid, subsisting and enforceable leases, with such exceptions in clauses (i) and (ii) as would not reasonably be expected to have a Material Adverse Effect; none of the Apollo Entities hold any ownership interests in any material real property.

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(i) Each Apollo Party has been duly formed and is validly existing as a corporation or limited partnership in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and, except as would not reasonably be expected to have a Material Adverse Effect, has been duly qualified as a foreign limited partnership or corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; each of the other Apollo Entities and the Apollo Funds has been duly formed and is validly existing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and is in good standing under the laws of its jurisdiction of organization, has been duly qualified as a foreign corporation or other entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to have such power and authority or to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(j) Except in each case as described in the Registration Statement, the Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, all of the outstanding shares of capital stock, partnership interests, member interests or other equity interests of each Subsidiary that are owned directly or indirectly by any Apollo Party (i) have been duly and validly authorized and issued and are fully paid (in the case of any Subsidiaries that are organized as limited liability companies, limited partnerships or other business entities, to the extent required under the applicable limited liability company, limited partnership or other organizational agreement) and non-assessable (except in the case of interests held by general partners or similar entities under the applicable laws of other jurisdictions, in the case of any Subsidiaries that are organized as limited liability companies, as such non-assessability may be affected by Section 18-607 or Section 18-804 of the Delaware Limited Liability Company Act or similar provisions under the applicable laws of other jurisdictions or the applicable limited liability company agreement and, in the case of any Subsidiaries that are organized as limited partnerships, as such non-assessability may be affected by Section 17-607 or Section 17-804 of the Delaware Revised Uniform Limited Partnership Act or similar provisions under the applicable laws of other jurisdictions or the applicable limited partnership agreement) and (ii) are owned directly or indirectly by the Apollo Parties, free and clear of any lien, charge, encumbrance, security interest or any other claim of any third party.

(k) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligation into or exchange any securities for, limited partner interests or other ownership interests in any of the Apollo Entities or any security convertible into or exchangeable or exercisable for partner interests or other ownership interests in any Apollo Entity.

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(l) Prior to the date hereof, no Apollo Entity has and, to the best knowledge of the Apollo Parties, no Affiliate of an Apollo Entity and no person acting on behalf of any Apollo Entity or any Affiliate of an Apollo Entity has (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities, to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase the Securities, other than as contemplated in this Agreement.

(m) The compliance by the Apollo Parties with all of the provisions of this Agreement and the Indenture, the issuance and sale of the Securities and the consummation of the transactions contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Apollo Entity or any Apollo Fund is a party or by which any Apollo Entity or any Apollo Fund is bound or to which any of the property or assets of any Apollo Entity or any Apollo Fund is subject, except for such conflicts, breaches or defaults that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the organizational documents of any Apollo Entity, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any Apollo Entity or any of their properties, except, other than in the case of any organizational documents of any Apollo Entity, such violations that, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the compliance with the provisions of this Agreement, or the Indenture by each Apollo Party or the consummation of the transactions contemplated herein or therein by each Apollo Party, except for (i) any such consents, approvals, authorizations, filings or orders the absence of which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) any such consents, approvals, authorizations, registrations or qualifications as have already been obtained or may be required under the Act, the rules of the New York Stock Exchange (“NYSE”), state securities or “Blue Sky” laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the transactions contemplated herein.

(n) No Apollo Entity and, to the knowledge of the Apollo Parties, none of the Apollo Funds is (i) in violation of any of its organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any credit agreement, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for, in the case of clause (ii), such defaults that would not reasonably be expected to result in a Material Adverse Effect.

(o) The statements set forth in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus under the captions “Description of the Notes” and “Certain U.S. Federal Income Tax Consequences”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

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(p) No Apollo Entity is currently prohibited, directly or indirectly, from paying any dividends, from making any other distribution on its partner interests, capital stock or other equity interests, from repaying any loans or advances to it from any Apollo Entity or from transferring any of its property or assets to any Apollo Entity, except as described in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

(q) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Apollo Parties, threatened, against or affecting any Apollo Entity or any Apollo Fund that would reasonably be expected to result in a Material Adverse Effect, or that would reasonably be expected to have a Material Adverse Effect on the properties or assets of any Apollo Entity or any Apollo Fund or on the power or ability of any Apollo Party to perform its obligations under this Agreement or the Indenture or to consummate the transactions contemplated hereby or thereby.

(r) This Agreement has been duly authorized, executed and delivered by the Apollo Parties.

(s) The Indenture has been duly authorized by each of the Apollo Parties and has been qualified under the Trust Indenture Act of 1939, as amended and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by each of the Apollo Parties, will constitute a legal, valid, binding instrument enforceable against each of the Apollo Parties in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(t) The Notes have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Issuer and will constitute the legal, valid and binding obligations of the Issuer entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(u) The Guarantees have been duly authorized, and, when the Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, the Guarantees will constitute the legal, valid and binding obligations of the Guarantors entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

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(v) None of the Apollo Parties is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus will be, an “investment company”, as such term is defined in the Investment Company Act.

(w) Deloitte & Touche LLP, who have issued an independent auditors report on the financial statements of the Issuer and its subsidiaries, as of December 31, 2025 and December 31, 2024 and for each of the years in the three-year period ended December 31, 2025, and the effectiveness of internal control over financial reporting as of December 31, 2025, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

(x) Each of the Apollo Entities maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y) Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, there are no material weaknesses in the Issuer’s internal control over financial reporting. The Issuer’s auditors and the Audit Committee of the Board of Directors of the Issuer have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Issuer’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Issuer’s internal control over financial reporting.

(z) The Issuer maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Issuer and its subsidiaries is made known to the Issuer’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

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(aa) The financial statements (including the related notes) of the Issuer and its consolidated subsidiaries included in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the financial position of the Issuer and its consolidated subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown; such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) applied on a consistent basis. The supporting schedules, if any, present fairly in all material respects, in accordance with GAAP, the information required to be stated therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus under the Act. All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

(bb) All tax returns required to be filed by the Apollo Entities and the Apollo Funds in all jurisdictions have been timely and duly filed, other than those filings being contested in good faith and except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no tax returns of the Apollo Entities and the Apollo Funds that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which any Apollo Entity or any Apollo Fund has received notice), except where the findings of such audit would not reasonably be expected to result in a Material Adverse Effect. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges, due or claimed to be due from such entities, have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest or those that would not reasonably be expected to result in a Material Adverse Effect.

(cc) [Reserved.]

(dd) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, each of the Issuer and its Subsidiaries maintains insurance covering its properties, operations, personnel and businesses that insures against such losses and risks as are adequate in accordance with its reasonable business judgment to protect the Issuer and its Subsidiaries and their businesses, except as would not reasonably be expected to have a Material Adverse Effect.

(ee) The Issuer is not required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable; each of the Subsidiaries that is required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus or where the failure to be so registered, licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(ff) The Issuer is not a party to any investment advisory agreement; each investment advisory agreement to which any of the Subsidiaries is a party is a valid and legally binding obligation of the Subsidiaries party thereto and in compliance with the applicable provisions of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), except such as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and none of the Subsidiaries is in breach or violation of or in default under any such agreement which breach, violation, default or invalidity has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(gg) Each of the Apollo Funds that is required to be registered with the Commission as an investment company under the Investment Company Act (i) is duly registered with the Commission as an investment company under the Investment Company Act, and (ii) is in compliance with Federal Securities Laws (as defined below), except, with respect to each of (i) and (ii), for such failure to be so registered or to have adopted such programs as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Federal Securities Laws” shall mean the Investment Company Act, the Advisers Act, the Act, the Exchange Act, the Sarbanes-Oxley Act of 2002, The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Title V of the Gramm-Leach-Bliley Act and the rules adopted by the Commission thereunder, as well as certain applicable provisions under the Bank Secrecy Act and any rules adopted thereunder by the Commission or the Department of the Treasury.

(hh) Consummation of the transactions contemplated by this Agreement will not constitute an “assignment” within the meaning of such term under the Investment Company Act (and the rules and regulations thereunder) or the Advisers Act (and the rules and regulations thereunder) of any of the investment advisory contracts to which any of the Subsidiaries is a party; nor will consummation of such transactions adversely affect in any material respect the ability of the Issuer and its Subsidiaries to conduct their respective businesses in compliance with applicable law as described in the Registration Statement, the Disclosure Package and the Prospectus, including, but not limited to, providing investment advisory services to clients and funds, whether or not such funds are registered under the Investment Company Act.

(ii) None of the Apollo Entities or the Apollo Funds, or, to the knowledge of the Apollo Parties, any director, officer, employee or agent associated with or acting on behalf of any Apollo Entity or the Apollo Funds, has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the Bribery Act 2010 of the United Kingdom and the rules and regulations thereunder; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Issuer has instituted and maintains policies and procedures reasonably designed to ensure compliance therewith. Neither the Apollo Entities nor the Apollo Funds will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person, in each case, in violation of any applicable anti-corruption laws.

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(jj) The operations of the Apollo Entities and the Apollo Funds are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Apollo Entities or the Apollo Funds with respect to the Money Laundering Laws is pending or, to the knowledge of the Apollo Parties, threatened, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(kk) None of the Apollo Entities or the Apollo Funds or, to the knowledge of the Apollo Parties, any of their respective directors, officers, agents, employees or Affiliates, is currently subject to any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, HM Treasury, or any other relevant sanctions authority (collectively, “Sanctions”). None of the Apollo Entities or the Apollo Funds will use the proceeds from the sale of the Securities in any manner that results in a violation of Sanctions by any person or entity.

(ll) None of the Apollo Entities or the Apollo Funds is a “covered foreign person” as that term is used in Executive Order 14105 (Aug. 9, 2023) or its implementing regulations codified at 31 C.F.R. Part 850, et seq.

(mm) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) (x) the Issuer and its Subsidiaries take all commercially reasonable efforts to protect the integrity, security, redundancy and continuous operation of the information technology and computer systems, networks, hardware, software, data, equipment or technology used in connection with their businesses (collectively, “IT Systems and Data”), (y) the IT Systems and Data are free and clear of all errors, defects, Trojan horses, time bombs, malware and other corruptants and (z) there have been no breaches, suspected breaches, violations, outages, unauthorized uses of or access to, or other compromise to the IT Systems and Data; and (ii) the Issuer and its Subsidiaries are in compliance with, and have no knowledge of any noncompliance with, applicable laws or statutes, judgments, orders, rules or regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to (a) machine learning or other artificial intelligence technologies, (b) the privacy and security of IT Systems and Data and (c) the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

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(nn) The Issuer and its Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) used in the operation of the business as now operated, except where the failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Issuer and its Subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with the asserted rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(oo) [Reserved.]

(pp) Except as would not reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title IV of ERISA, that is maintained, administered or contributed to by the Issuer or any of its Affiliates, that together with the Issuer would be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA (“ERISA Affiliates”), for employees or former employees of the Issuer or its ERISA Affiliates, including, without limitation, any multiemployer plan within the meaning of Section 3(37) of ERISA, has been maintained in compliance with its terms and the requirements of applicable orders and laws, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, for which the Issuer would have any liability, excluding transactions effected pursuant to a class, statutory or administrative exemption, has occurred in the three years prior to the date of this Agreement with respect to any such plan; (iii) no such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA has failed to satisfy the “minimum funding standards” within the meaning of Section 412 of the Code in the three years prior to the date of this Agreement, whether or not waived; (iv) no “reportable event” (as defined in ERISA), other than a reportable event for which the notice period referred to in Section 4043(c) of ERISA has been waived, has occurred in the three years prior to the date of this Agreement with respect to any such plan for which the Issuer would have any liability; and (v) neither the Issuer nor any of its ERISA Affiliates has incurred in the six years prior to the date of this Agreement, or, as a result of the transactions contemplated by this Agreement reasonably expects to incur, any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any such plan; provided, however, that for purposes of clauses (i) through (v) above, such representations with respect to any multiemployer plan within the meaning of Section 3(37) of ERISA shall be made to the knowledge of the Issuer.

(qq) The interactive data in eXtensible Business Reporting Language included in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(rr) Except as disclosed in the Preliminary Prospectus, there are no persons with registration rights or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Issuer under the Act.

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2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, the principal amount of Notes set forth opposite such Underwriter’s name in Schedule I hereto at a purchase price of 99.335% of the principal amount thereof (the “Purchase Price”), plus accrued interest, if any, from and including March 30, 2026, to but excluding the Closing Date.

3. Delivery and Payment. Delivery of and payment for the Notes shall be made at 10:00 A.M., New York City time, on March 30, 2026, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuer or as provided in Section 9 hereof (such date and time of delivery and payment for the Notes being herein called the “Closing Date”). Delivery of the Notes shall be made to the Representatives for the respective accounts of the Underwriters against payment by the several Underwriters through the Representatives of the Purchase Price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to the account specified by the Issuer. Delivery of the Notes shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by the Underwriters. The Issuer understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Disclosure Package and the Prospectus. The Issuer acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter.

5. Agreements. Each of the Apollo Parties agrees with each Underwriter that:

(a) The Issuer, subject to Section 5(c), will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Act concerning the Registration Statement and (v) if the Issuer becomes the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities. The Issuer will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Issuer will make every reasonable effort to prevent the

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issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Issuer shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) and otherwise in accordance with Rules 456(b) and 457(r) (including, if applicable, by updating the “Calculation of Filing Fee Table” exhibit in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or in an exhibit to a prospectus filed pursuant to Rule 424(b)).

(b) The Apollo Parties will not amend or supplement the Registration Statement or the Prospectus other than by the Issuer filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives; provided, however, that prior to the completion of the distribution of the Securities by the Underwriters (as defined by the Underwriters), the Issuer will not file any document under the Exchange Act that is incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus unless, prior to such proposed filing, the Apollo Parties use reasonable efforts to furnish the Representatives with a copy of such document for their review and the Apollo Parties will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus shall have been filed with the Commission.

(c) The Issuer will comply with the Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required by the Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Issuer, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Act or the Exchange Act, the Issuer will promptly (A) give the Representatives notice of such event; (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such requirements and, within a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement; and (C) file with the Commission any such amendment or supplement; provided that the Issuer shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object. The Issuer will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Issuer has given the Representatives notice of any filings made pursuant to the Exchange Act or the rules thereunder within 48 hours prior to the Applicable Time; the Issuer will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Date and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

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(d) The Issuer has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) The Issuer has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Issuer hereby consents to the use of such copies for purposes permitted by the Act. The Issuer will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) The Issuer will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

(g) The Apollo Parties will arrange, if necessary, for the qualification of the Securities for sale by the Underwriters under the laws of such jurisdictions as the Representatives may designate (including Japan and certain provinces of Canada) and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall any Apollo Party be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Apollo Parties will promptly advise the Representatives of the receipt by any Apollo Party of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(h) The Apollo Parties will cooperate with the Representatives and use their best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

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(i) The Apollo Parties will use the net proceeds received by the Issuer from the sale of the Securities pursuant to this Agreement in the manner specified in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(j) [Reserved.]

(k) The Apollo Parties will not, for the period between the Execution Time and continuing to and including the Closing Date, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Apollo Parties or any Affiliate of the Apollo Parties or any person in privity with the Apollo Parties or any Affiliate of the Apollo Parties, directly or indirectly, or announce the offering, of any debt securities issued or guaranteed by the Apollo Parties (other than the Securities).

(l) The Issuer, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(m) The Issuer agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Issuer with the Commission or retained by the Issuer under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule II hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Issuer represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Issuer will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(n) The Apollo Parties will not take, directly or indirectly, any action designed to, or that has constituted or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Apollo Parties to facilitate the sale or resale of the Securities.

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(o) The Apollo Parties will, for a period of twelve months following the Execution Time, furnish to the Representatives (i) all reports or other communications (financial or other) regarding the Issuer generally made available to its security holders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to, or filed with, the Commission or any securities exchange on which any class of securities of the Issuer is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of the Issuer as the Representatives may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Issuer and its subsidiaries are consolidated in reports furnished to its security holders).

(p) [Reserved.]

(q) The Apollo Parties agree to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture and the issuance of the Securities and the fees of the Trustee and the reasonable fees and expenses of counsel for the Trustee; (ii) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto; (iii) the preparation, printing and delivery to the Underwriters of copies of each Preliminary Prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto; (iv) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, each Issuer Free Writing Prospectus, and the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (v) the preparation, printing, authentication, issuance and delivery of the Securities; (vi) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vii) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (viii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states, Japan, the provinces of Canada and any other jurisdictions specified pursuant to Section 5(g) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (ix) the transportation and other expenses incurred by or on behalf of representatives of the Apollo Parties (other than the Underwriters in their capacity as such) in connection with presentations to prospective purchasers of the Securities; (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities; (xi) [Reserved]; (xii) the fees and expenses of the Apollo Parties’ accountants and the fees and expenses of counsel (including local and special counsel) for the Apollo Parties in respect of the transactions contemplated hereby; (xiii) any fees charged by the rating agencies for the rating of the Securities; and (xiv) all other costs and expenses incident to the performance by the Apollo Parties of their obligations hereunder.

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6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Notes on the Closing Date shall be subject to the accuracy of the representations and warranties of the Apollo Parties contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Apollo Parties made in any certificates pursuant to the provisions hereof, to the performance by the Apollo Parties of their obligations hereunder and to the following additional conditions:

(a) The Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Issuer’s knowledge, contemplated; and the Issuer has complied with each request (if any) from the Commission for additional information. The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) and the final term sheet in the form approved by you and attached as Schedule III hereto, and any other material required to be filed by the Issuer pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433. The Issuer shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(b) The Issuer shall have requested and caused Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Apollo Parties, to furnish to the Representatives its opinion and disclosure letter, dated the Closing Date and addressed to the Representatives, substantially in the forms attached hereto as Exhibits A-1 and A-2, respectively.

(c) The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Disclosure Package, the Prospectus (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Apollo Parties shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Representatives shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each Apollo Party or its general partner, on behalf of each of the Apollo Parties to the effect that (x) each of the signers of such certificate has carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto, and this Agreement, (y) the representations and warranties of the Apollo Parties contained in this Agreement are true and correct on and as of the Closing Date and that the Apollo Parties have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date, and (z) since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Issuer and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), provided that any executive officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

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(e) At the Execution Time and at the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Apollo Parties, letters, dated respectively as of the Execution Time and as of the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Issuer and its Subsidiaries contained or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three Business Days prior to the Closing Date.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment or supplement thereto), the Disclosure Package (exclusive of any amendment or supplement thereto) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Issuer and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Issuer’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h) [Reserved.]

(i) Prior to the Closing Date, the Apollo Parties shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Apollo Parties in writing or by telephone or facsimile confirmed in writing.

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The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Underwriters, Simpson Thacher & Bartlett LLP, on the Closing Date.

7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Apollo Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Apollo Parties, jointly and severally, will reimburse the Underwriters severally through the Representatives on demand for all properly documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Apollo Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, Affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission in any Preliminary Prospectus, Issuer Free Writing Prospectus or Prospectus of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Apollo Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein, in reliance upon and in conformity with written information furnished to the Apollo Parties by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information so furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof. This indemnity agreement will be in addition to any liability that the Apollo Parties may otherwise have.

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(b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless each Apollo Party, each of its directors, each of its officers, and each person who controls any Apollo Party within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuer by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity in clause 8(a) above. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Apollo Parties acknowledge that the statements set forth in (i) the last paragraph of the cover page regarding delivery of the Securities in the Preliminary Prospectus and the Prospectus and (ii) under the heading “Underwriting (Conflicts of Interest),” the fourth, ninth and tenth paragraphs related to the offering price and concession, stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus, constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any other written information used by or on behalf of the Apollo Parties in connection with the offer or sale of the Securities, or in any amendment or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

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(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Apollo Parties and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Apollo Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Apollo Parties on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Apollo Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Apollo Parties on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Apollo Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Apollo Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Apollo Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the relevant Apollo Party within the meaning of either the Act or the Exchange Act and each officer and director of such Apollo Party shall have the same rights to contribution as such Apollo Party, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail on the Closing Date to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of

22

Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date shall exceed 10% of the aggregate principal amount of Securities to be purchased on such date, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities to be purchased on the Closing Date, this Agreement will terminate without liability to any nondefaulting Underwriter or any Apollo Party. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to any Apollo Party or any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Apollo Parties prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in any securities of the Issuer shall have been suspended or materially limited by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, in each case, the effect of which on financial markets is material and adverse and which, singly or together with any other event specified in this clause (iii), makes it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

11. Research Analyst Independence. The Apollo Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Apollo Parties and other Subsidiaries and/or the offering that differ from the views of their respective investment banking divisions. The Apollo Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Apollo Parties or any other Subsidiary may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to any Apollo Party or any other Subsidiary by such Underwriters’ investment banking divisions. The Apollo Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the entities that may be the subject of the transactions contemplated by this Agreement.

23

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Apollo Parties or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Apollo Parties or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or emailed to BofA Securities Inc., 114 West 47th Street, NY8-114-07-01, New York, New York 10036, Attention: High Grade Transaction Management/Legal, Facsimile: (646) 855-5958; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, Email: registration-syndops@ny.email.gs.com; J.P. Morgan Securities LLC, 270 Park Ave., New York, New York 10017, Attention: Investment Grade Syndicate Desk, Facsimile: 212-834-6081; Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attn: Investment Banking Division, Facsimile: (212) 507-8999; or, if sent to any of the Apollo Parties, will be mailed, delivered or emailed to Apollo Global Management, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019, Attention: Jessica L. Lomm, Email: JLomm@apollo.com.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and no other person will have any right or obligation hereunder.

15. Jurisdiction. Each Apollo Party agrees that any suit, action or proceeding against such Apollo Party brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any U.S. federal or New York state court located in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Apollo Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

24

19. No Fiduciary Duty. Each of the Apollo Parties hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Apollo Parties, on the one hand, and the Underwriters and any Affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of any of the Apollo Parties and (c) the Apollo Parties’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Apollo Parties agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising any of the Apollo Parties on related or other matters). Each of the Apollo Parties agrees that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to any of the Apollo Parties, in connection with such transaction or the process leading thereto.

20. Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

21. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Apollo Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter, as a Covered Entity, becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter, as a Covered Entity, or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

25

For purposes of this Section 22: (a) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (b) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (c) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (d) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

23. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

24. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

25. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Applicable Time” shall mean 2:11 P.M., New York City time, on March 25, 2026 or such other time as agreed by the Issuer and the Representatives.

“Apollo Entities” shall mean the Issuer and its Subsidiaries.

“Apollo Funds” shall mean, collectively, all Funds (i) sponsored or promoted by any of the Subsidiaries, (ii) for which any of the Subsidiaries acts as a general partner or managing member (or in a similar capacity) or (iii) for which any of the Subsidiaries acts as an investment adviser or investment manager.

“Apollo Parties” shall mean the Issuer and the Guarantors.

“Base Prospectus” shall mean the base prospectus, dated April 14, 2023, filed pursuant to Rule 424(b) under the Act, with the Registration Statement.

26

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, (iii) the most recent Preliminary Prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time, (iv) the information included on Schedule II hereto and (v) the final term sheet attached as Schedule III hereto, all considered together.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Fund” shall mean any collective investment vehicle (whether open-ended or closed-ended) including, without limitation, any such vehicle in the form of an investment company, a general and limited partnership, a trust and a company organized in any jurisdiction.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Free Writing Prospectus” shall mean any “issuer free writing prospectus,” as defined in Rule 433, including without limitation any “free writing prospectus” (as defined in Rule 405) relating to the Securities that is (i) required to be filed with the Commission by the Issuer, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Issuer’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule II hereto.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S-T” shall mean Regulation S-T under the Act.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 424,” “Rule 430B,” “Rule 433,” “Rule 456,” “Rule 457” and “Rule 462” refer to such rules under the Act.

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“Subsidiaries” shall mean the subsidiaries of the Issuer, not including Funds managed by subsidiaries of the Issuer and entities controlled by such Funds.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

[Signature pages follow]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between each of the Apollo Parties and the several Underwriters.

Very truly yours,

Apollo Global Management, Inc.

By:	/s/ Meha Jain
Name: Meha Jain
Title: Treasurer

Apollo Asset Management, Inc.

By:	/s/ Meha Jain
Name: Meha Jain
Title: Treasurer

Apollo Management Holdings, L.P.

By:	Apollo Management Holdings GP, LLC, its general partner

By:	/s/ Jessica Lomm
Name: Jessica Lomm
Title: Vice President and Secretary

Apollo Principal Holdings A, L.P.

By:	Apollo Principal Holdings A GP, Ltd., its general partner

By:	/s/ Jessica Lomm
Name: Jessica Lomm
Title: Vice President and Secretary

Apollo Principal Holdings B, L.P.

By:	Apollo Principal Holdings B GP, LLC, its general partner

By:	/s/ Jessica Lomm
Name: Jessica Lomm
Title: Vice President and Secretary

Apollo Principal Holdings C, L.P.

By:	Apollo Principal Holdings C GP, Ltd., its general partner

By:	/s/ Jessica Lomm
Name: Jessica Lomm
Title: Vice President and Secretary

AMH Holdings (Delaware), L.P.

By:	AMH Holdings GP, Ltd., its general partner

By:	Apollo Management Holdings GP, LLC, its sole director

By:	/s/ Jessica Lomm
Name: Jessica Lomm
Title: Vice President and Secretary

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

BofA Securities, Inc.

By:	/s/ Zara Kwan
Name: Zara Kwan
Title: Managing Director

Goldman Sachs & Co. LLC

By:	/s/ Kyle Fischer
Name: Kyle Fischer
Title: Managing Director

J.P. Morgan Securities LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

Morgan Stanley & Co. LLC

By:	/s/ Michael Ganz
Name: Michael Ganz
Title: Vice President

For themselves and the other several

Underwriters named in Schedule I to the

foregoing Agreement

SCHEDULE I

Underwriters	Principal Amount of Notes to be Purchased
BofA Securities, Inc.	$150,000,000
Goldman Sachs & Co. LLC	$150,000,000
J.P. Morgan Securities LLC	$150,000,000
Morgan Stanley & Co. LLC	$150,000,000
Apollo Global Securities, LLC	$37,500,000
Mizuho Securities USA LLC	$18,750,000
MUFG Securities Americas Inc.	$18,750,000
R. Seelaus & Co., LLC	$18,750,000
Samuel A. Ramirez & Company, Inc.	$18,750,000
SG Americas Securities, LLC	$18,750,000
U.S. Bancorp Investments, Inc.	$18,750,000

Total	$750,000,000

I-1

SCHEDULE II

List of Issuer Free Writing Prospectuses (expressly included in the Disclosure Package):

The free writing prospectus filed with the Commission on March 25, 2026.

II-1

SCHEDULE III

Final Term Sheet

III-1

Pricing Term Sheet	Free Writing Prospectus
dated as of March 25, 2026	Filed pursuant to Rule 433

Supplementing the
Preliminary Prospectus Supplement dated March 25, 2026 to the
Prospectus dated April 14, 2023
Registration No. 333-271275

$750,000,000

Apollo Global Management, Inc.

5.700% Senior Notes due 2036

Final Pricing Term Sheet

March 25, 2026

The information in this pricing term sheet relates to Apollo Global Management, Inc.’s offering of its 5.700% Senior Notes due 2036 (the “Offering”) and should be read together with the preliminary prospectus supplement dated March 25, 2026 relating to the Offering (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, and the related base prospectus dated April 14, 2023, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, with Registration Statement No. 333-271275. The information in this pricing term sheet supersedes the information in the Preliminary Prospectus Supplement and the accompanying prospectus to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement or the accompanying prospectus. Terms not defined in this pricing term sheet have the meanings given to such terms in the Preliminary Prospectus Supplement. All references to dollar amounts are references to U.S. dollars.

Issuer:	Apollo Global Management, Inc.

Guarantors:	Apollo Asset Management, Inc., Apollo Principal Holdings A, L.P., Apollo Principal Holdings B, L.P., Apollo Principal Holdings C, L.P., AMH Holdings (Delaware), L.P. and Apollo Management Holdings, L.P. (“AMH”)

Securities:	5.700% Senior Notes due 2036 (the “Notes”)

Ranking:	Senior Unsecured

Principal Amount Offered:	$750,000,000

Trade Date:	March 25, 2026

Settlement Date(1):	March 30, 2026 (T+3)

Maturity Date:	March 30, 2036

Coupon:	5.700%

III-2

Interest Payment Dates:	March 30 and September 30, commencing September 30, 2026

Record Dates:	March 15 and September 15 of each year

Benchmark Treasury:	4.125% due February 15, 2036

Benchmark Treasury Price; Yield:	98-11+; 4.332%

Spread to Benchmark Treasury:	+137 basis points

Re-offer Yield:	5.702%

Issue Price:	99.985%

Optional Redemption:

Make-Whole Call:	T + 25 basis points prior to December 30, 2035

Par Call:	On or after December 30, 2035

Day Count Convention:	30/360

Proceeds (before expenses and underwriters’ discount):	$749,887,500

Use of Proceeds:	The Issuer intends to use the proceeds from the Offering for general corporate purposes, including to repurchase, repay, redeem or otherwise retire in full the $500 million aggregate principal amount outstanding of the 4.400% Senior Notes due 2026 issued by AMH, before or upon their maturity, and to pay related fees and expenses in connection with the Offering and the use of proceeds therefrom.

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Expected Ratings(2):	[Intentionally omitted]

CUSIP / ISIN:	03769M AG1 / US03769MAG15

Joint Book-Running Managers:	BofA Securities, Inc. Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC

Co-Managers:

Apollo Global Securities, LLC†

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

R. Seelaus & Co., LLC

Samuel A. Ramirez & Company, Inc.

SG Americas Securities, LLC

U.S. Bancorp Investments, Inc.

III-3

(1)

We expect delivery of the Notes will be made against payment therefor on or about March 30, 2026, which is the third business day following the date hereof. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to the first business day before delivery will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their own advisors.

(2)

Note: A security rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating. Each rating is subject to revision or withdrawal at any time by the assigning rating organization.

†	Apollo Global Securities, LLC is an affiliate of the Issuer and will receive a portion of the gross spread as an underwriter in the sale of the Notes.

The Issuer has filed a registration statement (including a prospectus and a prospectus supplement) with the Securities and Exchange Commission (“SEC”) for the Offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this Offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the Offering will arrange to send you the prospectus and prospectus supplement if you request it by contacting: BofA Securities, Inc., telephone: 1-800-294-1322; Goldman Sachs & Co. LLC, telephone: 1-866-471-2526; J.P. Morgan Securities LLC, telephone: 1-212-834-4533; or Morgan Stanley & Co. LLC, telephone: 1-866-718-1649.

Any disclaimers or notices that may appear on this Final Pricing Term Sheet below the text of this legend are not applicable to this Final Pricing Term Sheet and should be disregarded. Such disclaimers may have been electronically generated as a result of this Final Pricing Term Sheet being sent via, or posted on, Bloomberg or another electronic mail system.

III-4

EXHIBIT A-1

FORM OF OPINION TO BE PROVIDED BY

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

A-1-1

March 30, 2026

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

We have acted as counsel to (i) Apollo Global Management, Inc., a Delaware corporation (the “Company”), (ii) Apollo Asset Management, Inc., a Delaware corporation (the “Corporate Guarantor”), and (iii) each of the entities listed on Schedule I hereto (collectively, the “Limited Partnership Guarantors” and, together with the Corporate Guarantor, the “Guarantors”), in connection with the Underwriting Agreement (the “Underwriting Agreement”), dated as of March 25, 2026, among the Underwriters named on Schedule I thereto (the “Underwriters”), for whom you are acting as representatives, the Company and the Guarantors, relating to the purchase today by the Underwriters of $750,000,000 aggregate principal amount of the Company’s 5.700% Senior Notes due 2036 (the “Notes”). The Notes are to be issued under the Indenture, dated as of the date hereof (the “Indenture”), among the Company, the Guarantors and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”). This letter is being furnished at the request of the Company as contemplated by Section 6(b) of the Underwriting Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Underwriting Agreement.

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The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3ASR (File No. 333-271275) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement was filed on April 14, 2023 and automatically became effective pursuant to Rule 462(e) under the Act. In this letter, the Registration Statement as amended as of the Applicable Time, including the documents incorporated by reference therein and the information deemed to be part of the Registration Statement under Rule 430B under the Act, is referred to as the “Registration Statement”; the base prospectus dated April 14, 2023 included as part of the Registration Statement, as supplemented by the preliminary prospectus supplement dated March 25, 2026, including the documents incorporated by reference therein immediately prior to the Applicable Time, is referred to as the “Pricing Prospectus”; the Pricing Prospectus, taken together with the information set forth in the term sheet dated March 25, 2026, in the form filed with the Commission pursuant to Rule 433 under the Act, is referred to as the “Pricing Disclosure Package”; and the base prospectus dated April 14, 2023 included as part of the Registration Statement, as supplemented by the final prospectus supplement dated March 25, 2026, including the documents incorporated by reference therein, is referred to as the “Prospectus.”

The Commission’s website indicates that no stop order suspending the effectiveness of the Registration Statement has been issued.

In connection with the furnishing of this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.	the Registration Statement;

2.	the Pricing Prospectus;

3.	the Pricing Disclosure Package;

4.	the Prospectus;

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5.	the Underwriting Agreement;

6.	the Indenture;

7.	the Notes;

8.	the Guarantees (as defined in the Indenture); and

9.	those documents incorporated by reference in the Registration Statement.

In addition, we have examined: (i) such (a) corporate records of the Company as we have considered appropriate, including a copy of the amended and restated certificate of incorporation and the amended and restated bylaws of the Company (collectively, the “Company Charter Documents”), certified by the Company as in effect on the date hereof, and copies of resolutions of the board of directors of the Company relating to the issuance of the Notes, certified by the Company; (b) corporate records of the Corporate Guarantor as we have considered appropriate, including a copy of the amended and restated certificate of incorporation and the amended and restated bylaws of the Corporate Guarantor (collectively, the “Corporate Guarantor Charter Documents”), certified by the Corporate Guarantor as in effect on the date hereof, and copies of resolutions of the board of directors of the Corporate Guarantor relating to the issuance of the Guarantee by the Corporate Guarantor, certified by the Corporate Guarantor; and (c) limited partnership records of each Limited Partnership Guarantor as we have considered appropriate, including a copy of the certificate of limited partnership, as amended, and limited partnership agreement, as amended, of each Limited Partnership Guarantor (collectively, the “Limited Partnership Guarantor Charter Documents” and, together with the Company Charter Documents and the Corporate Guarantor Charter Documents, the “Charter Documents”), certified by the general partner of such Limited Partnership Guarantor as in effect on the date hereof, and copies of resolutions of the general partner of such Limited Partnership Guarantor relating to the issuance of the Guarantee by such Limited Partnership Guarantor, certified by the

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general partner of such Limited Partnership Guarantor; and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions and beliefs expressed below. We have also relied upon oral and written statements of officers and representatives of the Company and the Guarantors, the factual matters contained in the representations and warranties made in the Underwriting Agreement and upon certificates of public officials and officers of the Company and the Guarantors.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

We have also assumed, without independent investigation, that the Indenture constitutes the legal, valid and binding obligation of the Trustee and the due authentication of the Notes by the Trustee in the manner described in the certificate of the Trustee delivered to you today.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. The Company is validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary corporate power to execute, deliver and perform its obligations under the Underwriting Agreement and the Indenture and to own and hold its properties and conduct its business as described in the Registration Statement.

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2. The Corporate Guarantor is validly existing and in good standing under the laws of the State of Delaware. The Corporate Guarantor has all necessary corporate power to execute, deliver and perform its obligations under the Underwriting Agreement and the Indenture and to own and hold its properties and conduct its business as described in the Registration Statement.

3. Each Limited Partnership Guarantor is validly existing and in good standing under the laws of the State of Delaware. Each Limited Partnership Guarantor has all necessary limited partnership power to execute, deliver and perform its obligations under the Underwriting Agreement and the Indenture and to own and hold its properties and conduct its business as described in the Registration Statement.

4. The Notes have been duly authorized and executed by the Company. The Notes, when duly issued and delivered by the Company against payment as provided in the Underwriting Agreement, will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforceability of the Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Notes, when issued and delivered, will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus under the caption “Description of the Notes.”

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5. The Indenture has been duly authorized, executed and delivered by the Company and the Guarantors. The Indenture constitutes the legal, valid and binding obligation of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except that the enforceability of the Indenture may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Indenture conforms in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus under the caption “Description of the Notes.” The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

6. The Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

7. Each of the Guarantors has duly authorized its Guarantee. When the Notes are duly issued and delivered by the Company against payment as provided in the Underwriting Agreement, the Guarantee of each Guarantor will constitute the legal, valid and binding obligation of each such Guarantor, enforceable against each such Guarantor in accordance with its terms, except that the enforceability of the Guarantee may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Guarantees, when the Notes are issued and delivered, will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus under the caption “Description of the Notes.”

8. The statements in the Pricing Disclosure Package and the Prospectus under the heading “Certain U.S. Federal Income Tax Consequences,” to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under that heading in all material respects.

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9. The Registration Statement and the Prospectus, as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act, except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from either of them, and the Form T-1, as to which we express no opinion; and each document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Registration Statement and Prospectus (except for financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from either of them, as to which we express no opinion) appears on its face to be appropriately responsive in all material respects when so filed to the requirements of the Exchange Act and the rules and regulations under the Exchange Act.

10. The issuance and sale of the Notes by the Company, the issuance of the Guarantees by Guarantors, the execution and delivery by the Company and the Guarantors of the Underwriting Agreement and the Indenture, and the performance by the Company and the Guarantors of their obligations thereunder will not (i) result in a violation of the Charter Documents, (ii) breach or result in a default under any agreement, indenture or instrument listed on Schedule II to this letter or (iii) violate the General Corporation Law of the State of Delaware (the “GCL”), the Revised Uniform Limited Partnership Act of the State of Delaware (the “Partnership Act”) and those laws, rules and regulations of the United States of America and the State of New York (“Applicable Law”), in each case which in our experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement. For purposes of this letter, the term “Applicable

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Law” does not include federal securities laws (except for purposes of the opinion expressed in paragraph 11 below) or state securities laws, anti-fraud laws, or any law, rule or regulation that is applicable to the Company, the Guarantors, the Indenture, the Notes, the Guarantees, the Underwriting Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Underwriting Agreement or the Indenture or any of its affiliates due to the specific assets or business of such party or such affiliate. With respect to clause (ii) above, we express no opinion with respect to any provision of any agreement, indenture or instrument listed on Schedule II to the extent that an opinion with respect to such provision would require making any financial, accounting or mathematical calculation or determination, and in the case of clauses (ii) and (iii) above, where the breach, default or violation could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

11. No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made, is required by the Company and the Guarantors, under any Applicable Law for the issuance and sale of the Notes by the Company, the execution and delivery by the Company and the Guarantors of the Underwriting Agreement and the Indenture and the performance by the Company and the Guarantors of their obligations thereunder other than any filing by the Company with the Commission on Form 8-K under the Exchange Act. For purposes of this letter, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America.

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12. Each of the Company and each Guarantor is not, and after giving effect to the offering and sale of the Notes and the application of their proceeds as described in the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds,” will not be, required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

The opinions expressed above are limited to the laws of the State of New York, the GCL, the Partnership Act and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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Schedule I

Limited Partnership Guarantor	Jurisdiction of Formation
Apollo Principal Holdings A, L.P.	Delaware
Apollo Principal Holdings B, L.P.	Delaware
Apollo Principal Holdings C, L.P.	Delaware
AMH Holdings (Delaware), L.P.	Delaware
Apollo Management Holdings, L.P.	Delaware

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Schedule II

List of Agreements

Amended and Restated Tax Receivable Agreement, dated as of May 6, 2013, by and among APO Corp., Apollo Principal Holdings II, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings VI, L.P., Apollo Principal Holdings VIII, L.P., AMH Holdings (Cayman) L.P. and each Holder defined therein, as amended by the Amendment to Amended and Restated Tax Receivable Agreement, dated as of September 5, 2019, and the Waiver to Amended and Restated Tax Receivable Agreement, dated as of May 2, 2022.

4.400% Senior Notes due 2026 pursuant to that certain Indenture, dated as of May 30, 2014, among Apollo Management Holdings, L.P., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, as supplemented by that certain Fourth Supplemental Indenture, dated as of May 27, 2016, and that certain Fifth Supplemental Indenture, dated as of April 13, 2017, and that certain Tenth Supplemental Indenture, dated as of April 14, 2023.

4.872% Senior Notes due 2029 pursuant to that certain Indenture, dated as of May 30, 2014, among Apollo Management Holdings, L.P., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, as supplemented by that certain Seventh Supplemental Indenture, dated as of February 7, 2019, that certain Eighth Supplemental Indenture dated as of June 11, 2019, and that certain Tenth Supplemental Indenture, dated as of April 14, 2023.

2.650% Senior Note due 2030 pursuant to that certain Indenture, dated as of May 30, 2014, among Apollo Management Holdings, L.P., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, as supplemented by that certain Ninth Supplemental Indenture dated as of June 5, 2020, and that certain Tenth Supplemental Indenture, dated as of April 14, 2023.

4.770% Senior Secured Guaranteed Notes due 2039 pursuant to that certain Indenture, dated as of June 10, 2019, among APH Finance 1, the guarantors party thereto and U.S. Bank National Association, as trustee, as amended on September 30, 2019.

5.000% Senior Notes due 2048 pursuant to that certain Indenture, dated as of May 30, 2014, among Apollo Management Holdings, L.P., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, as supplemented by that certain Sixth Supplemental Indenture, dated as of March 15, 2018, and that certain Tenth Supplemental Indenture, dated as of April 14, 2023.

7.625% Fixed-Rate Resettable Junior Subordinated Notes due 2053 pursuant to that certain Indenture, dated as of August 23, 2023.

6.375% Senior Notes due 2033 pursuant to that certain Indenture, dated as of November 13, 2023.

5.800% Senior Notes due 2054 pursuant to that certain Indenture, dated as of May 21, 2024.

6.000% Fixed-Rate Resettable Junior Subordinated Notes due 2054 pursuant to that certain Indenture, dated as of October 10, 2024.

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5.150% Senior Notes due 2035 pursuant to that certain Indenture, dated as of August 12, 2025, as supplemented by that certain First Supplemental Indenture, dated as of November 7, 2025.

4.600% Senior Notes due 2031, pursuant to that certain Indenture, dated as of November 7, 2025.

Credit Agreement, dated as of November 21, 2024, among Apollo Global Management, Inc. and Apollo Management Holdings, L.P., as parent borrower and subsidiary borrower, respectively, the affiliates of Apollo Global Management, Inc. and Apollo Management Holdings, L.P. party thereto, as guarantors, the lenders party thereto, the issuing banks party thereto, Citibank, N.A., as administrative agent, Citibank, N.A. and BofA Securities, Inc. as joint lead arrangers and joint bookrunners, and Bank of America, N.A. as syndication agent.

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EXHIBIT A-2

FORM OF DISCLOSURE LETTER TO BE PROVIDED BY

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

March 30, 2026

Ladies and Gentlemen:

We have acted as counsel to Apollo Global Management, Inc., a Delaware corporation (the “Company”), and the Guarantors referred to below in connection with the Underwriting Agreement (the “Underwriting Agreement”), dated as of March 25, 2026, among the Underwriters named on Schedule I thereto (the “Underwriters”), for whom you are acting as representatives, the guarantors who have signed the Underwriting Agreement (the “Guarantors”) and the Company, relating to the purchase today by the Underwriters of $750,000,000 aggregate principal amount of the Company’s 5.700% Senior Notes due 2036 (the “Notes”). This letter is being furnished at the request of the Company in connection with the delivery of our opinion to you of even date herewith (the “Opinion”) under the Underwriting Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Underwriting Agreement.

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The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3ASR (File No. 333-271275) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement was filed on April 14, 2023 and automatically became effective pursuant to Rule 462(e) under the Act. In this letter, the Registration Statement as amended as of the Applicable Time, including the documents incorporated by reference therein and the information deemed to be part of the Registration Statement under Rule 430B under the Act, is referred to as the “Registration Statement”; the base prospectus dated April 14, 2023, included as part of the Registration Statement, as supplemented by the preliminary prospectus supplement dated March 25, 2026, including the documents incorporated by reference therein immediately prior to the Applicable Time, is referred to as the “Pricing Prospectus”; the Pricing Prospectus, taken together with the information set forth in the term sheet dated March 25, 2026, in the form filed with the Commission pursuant to Rule 433 under the Act, is referred to as the “Pricing Disclosure Package”; and the base prospectus dated April 14, 2023, included as part of the Registration Statement, as supplemented by the final prospectus supplement dated March 25, 2026, including the documents incorporated by reference therein, is referred to as the “Prospectus.”

The primary purpose of our professional engagement was not to establish factual matters or financial, accounting or statistical information. In addition, many determinations involved in the preparation of the Registration Statement, the Pricing Prospectus and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of this letter. Furthermore, the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that we have not undertaken to independently verify, and cannot and do not assume responsibility for the accuracy, completeness or fairness of, the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus (other than as explicitly stated in paragraphs 4, 5, 7 and 8 of the Opinion).

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In the course of acting as counsel to the Company in connection with the offering of the Notes, we have participated in conferences and telephone conversations with your representatives, including your counsel, officers and other representatives of the Company and the Guarantors and the independent registered public accountants for the Company, during which conferences and conversations the contents of the Registration Statement, the Pricing Prospectus, the Prospectus and related matters were discussed. Based upon such participation (and relying as to factual matters on officers, employees and other representatives of the Company, the Guarantors and their respective subsidiaries), our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we hereby advise you that our work in connection with this matter did not disclose any information that caused us to believe that (i) at the time it became effective and the Applicable Time, the Registration Statement (except for the financial statements, financial statement schedules and other financial or accounting data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference and the Form T-1, in each case, as to which we express no such belief), included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of the Applicable Time, the Pricing Disclosure Package (except for the financial statements, financial statement schedules and other financial or accounting data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, in each case, as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) at the time the Prospectus was issued, or at the time of delivery of the Notes on the Closing Date, the Prospectus or any amendment or supplement thereto

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(except for the financial statements, financial statement schedules and other financial or accounting data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, in each case, as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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